Exhibit 5.2

Seward & Kissel llp ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K STREET, NW WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

May 1, 2020
SFL Corporation Ltd.
Par-la-Ville Place
14 Par-la-Ville Road
Hamilton HM 08
Bermuda
Re:	SFL Corporation Ltd.
Ladies and Gentlemen:
We have acted as counsel to SFL Corporation Ltd. (“SFL Parent”), a company incorporated under the laws of the Islands of Bermuda, and SFL Finance Corporation Ltd., a wholly-owned finance subsidiary of SFL Parent incorporated under the laws of the Republic of the Marshall Islands on December 3, 2019 (“SFL Finance Sub”) in connection with SFL Parent’s and SFL Finance Sub’s registration statement on Form F-3, as filed with the U.S. Securities and Exchange Commission (the “Commission”), as thereafter amended or supplemented (the “Registration Statement”), relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and offering by SFL Parent or SFL Finance Sub (as applicable) in one or more public offerings (the “Offering”) of an indeterminate number of (i) SFL Parent’s securities, which may include SFL Parent’s common shares, par value $1.00 per share, (the “Common Shares”), SFL Parent’s preferred shares (the “SFL Parent Preferred Shares”), SFL Parent’s debt securities (the “SFL Parent Debt Securities”), warrants to purchase SFL Parent’s securities (the “Warrants”), rights to purchase SFL Parent’s securities (the “Rights”), purchase contracts to purchase SFL Parent’s securities (the “Purchase Contracts”), and units comprised of any of the foregoing securities (the “Units”)  and guarantees of SFL Parent, including with respect to the SFL Finance Sub Preferred Shares and the SFL Finance Sub Debt Securities (as defined below) (the “SFL Parent Guarantees,” and, together with the Common Shares, SFL Parent Preferred Shares, the SFL Parent Debt Securities, the Warrants, the Rights, the Purchase Contracts and the Units, the “SFL Parent Securities”); and (ii) SFL Finance Sub’s securities, which may include SFL Finance Sub’s preferred shares (the “SFL Finance Sub Preferred Shares”), SFL Finance Sub’s debt securities (the “SFL Finance Sub Debt Securities”), and guarantees of SFL Finance Sub with respect to the SFL Parent Debt Securities (the “SFL Finance Sub Guarantees,” and together with the SFL Finance Sub Preferred Shares and SFL Finance Sub Debt Securities, the “SFL Finance Sub Securities,” and, the SFL Finance Sub Securities together with the SFL Parent Securities shall be referred to herein as the “Securities”).

May 1, 2020

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the prospectus of SFL Parent and SFL Finance Sub included in the Registration Statement (the “Prospectus”), and (iii) such corporate documents and records of SFL Parent and SFL Finance Sub (as applicable) and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors and officers of SFL Parent and SFL Finance Sub (as applicable) and others.
We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus and any related supplement thereto to be executed in connection with the Offering will have been duly authorized, executed and delivered by each of the parties thereto, (ii) the terms of the Offering will comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and any related supplement thereto and all of the instruments, agreements and other documents relating thereto or executed in connection therewith, (iii) that the board of directors of SFL Parent and SFL Finance Sub (as applicable) will have taken all actions necessary to authorize the issuance and sale of the Securities, and (iv) that the specific terms of the Securities to be established subsequent to the date hereof will have been determined in accordance with all board resolutions or other authorization requirements, will comply with all applicable laws, and will not conflict with any instrument or agreement binding on SFL Parent or SFL Finance Sub (as applicable) or any restriction imposed by any court or governmental body having jurisdiction over SFL Parent or SFL Finance Sub (as applicable).
Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the State of New York:
1.            With respect to the Warrants, Rights and Purchase Contracts (together the “Subscription Securities”), when the Subscription Securities have been issued and delivered in accordance with the terms of the applicable warrant agreement, rights agreement, purchase contract, or similar agreement approved by SFL Parent, as contemplated in the Prospectus or prospectus supplement related thereto, and upon payment of the consideration therefor or provided for therein and in any applicable definitive purchase, underwriting or similar agreement approved by SFL Parent, then the Subscription Securities will constitute valid and legally binding obligations of SFL Parent in accordance with the terms thereof.

May 1, 2020

2.            With respect to the SFL Parent Debt Securities to be issued in one or more series under an indenture (the “SFL Parent Indenture”) to be entered into by SFL Parent and a trustee (the “Trustee”), when the Trustee is qualified to act as trustee under the SFL Parent Indenture, the SFL Parent Indenture has been duly qualified, the SFL Parent Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the SFL Parent Indenture and the other applicable agreements approved by SFL Parent and as contemplated in the Prospectus or prospectus supplement related thereto, upon payment of the consideration thereof or provided for therein, and in any applicable definitive purchase, underwriting or similar agreement approved by SFL Parent, the SFL Parent Debt Securities will constitute valid and legally binding obligations of SFL Parent in accordance with the terms thereof.
3.            With respect to the Units, when the Units have been issued and delivered in accordance with the terms of the applicable agreement(s) approved by SFL Parent, and as contemplated in the Prospectus or prospectus supplement related thereto, upon payment of the consideration thereof or provided for therein and in any applicable definitive purchase, underwriting or similar agreement approved by SFL Parent, then the Units, except in the case of an equity security of SFL Parent forming part of a Unit, will constitute valid and legally binding obligations of SFL Parent in accordance with the terms thereof.
4.            When (a) the terms of any particular series of SFL Finance Sub Preferred Shares have been established in accordance with SFL Finance Sub’s Articles of Incorporation, as amended from time to time, and applicable corporate proceedings authorizing the issuance and sale of SFL Finance Sub Preferred Shares, (b) a statement of designations or amendment to SFL Finance Sub’s Articles of Incorporation, as amended from time to time, conforming with Marshall Islands law regarding the SFL Finance Sub Preferred Shares has been filed with and accepted by the Registrar of Corporations of the Republic of the Marshall Islands and (c) the SFL Finance Sub Preferred Shares constituting a portion of the Securities, and any SFL Finance Sub Preferred Shares underlying any SFL Finance Sub Debt Securities constituting Securities, have been issued, sold and paid for as contemplated in the Prospectus, the SFL Finance Sub Preferred Shares will be validly issued, fully paid and non-assessable.
5.            With respect to the SFL Finance Sub Debt Securities, when the applicable indenture relating to such SFL Finance Sub Debt Securities (the “SFL Parent Indenture”) has been duly qualified and the SFL Finance Sub has taken all necessary action to approve the issuance and terms of the SFL Finance Sub Debt Securities and the terms of the offering thereof and related matters and the SFL Finance Sub Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the SFL Parent Indenture and the other applicable agreements approved by the SFL Finance Sub and as contemplated in the Prospectus or prospectus supplement related thereto, and upon payment of the consideration thereof or provided for therein, the SFL Finance Sub Debt Securities will be legally issued and will constitute valid and legally binding obligations of the SFL Finance Sub, enforceable against the SFL Finance Sub in accordance with their terms, except as the enforcement thereof (i) may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, moratorium or other similar laws affecting generally the enforceability of creditors’ rights and remedies or the collection of debtor’s obligations from time to time in effect, and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles; or other law relating to or affecting creditors’ rights generally and general principles of equity.

May 1, 2020

6.            With respect to the SFL Finance Sub Guarantees, when (i) the SFL Parent Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) SFL Parent and SFL Finance Sub, as applicable, have taken all necessary action to approve the issuance and terms of such SFL Parent Debt Securities and any SFL Finance Sub Guarantees, the terms of the Offering and related matters; and (iii) such SFL Parent Debt Securities and SFL Finance Sub Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable SFL Parent Indenture and the applicable definitive purchase, underwriting or similar agreement approved by SFL Parent and SFL Finance Sub (as applicable) and upon payment of the consideration therefore or provided for therein, such SFL Finance Sub Guarantees will be legally issued and will constitute valid and legally binding obligations of SFL Finance Sub, enforceable against the SFL Finance Sub, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors' rights generally and general principles of equity.
The foregoing opinions are subject, in each case, to applicable insolvency, bankruptcy, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws affecting generally the enforceability of creditors’ rights from time to time in effect and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, including application of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles.
This opinion is limited to the laws of the State of New York as in effect on the date hereof.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours, /s/ Seward & Kissel LLP